SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 20, 2004


                             Riverview Bancorp, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Washington                      0-22957                  91-1838969
---------------------------       ------------           --------------------
State or other jurisdiction        Commission             (I.R.S. Employer
     of incorporation              File Number            Identification No.)


900 Washington Street, Suite 900, Vancouver, Washington           98660
-------------------------------------------------------         ----------
(Address of principal executive offices)                        (Zip Code)


     Registrant's telephone number (including area code)  (360) 693-6650


                                  Not Applicable
                                  --------------
         (Former name or former address, if changed since last report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
--------------------------------------------------------------------------

(c)  Exhibits

        99.1   News Release of Riverview Bancorp, Inc. dated July 20, 2004

Item 12. Results of Operations and Financial Condition
------------------------------------------------------

     On July 20, 2004, Riverview Bancorp, Inc. issued its earnings release for the quarter ended June 30, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

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                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                          RIVERVIEW BANCORP, INC.



DATE: July 28, 2004       By: /s/ Ronald Dobyns
                             ----------------------------------------
                             Ronald Dobyns
                             Senior Vice President and Chief Financial Officer

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                                   Exhibit 99.1


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Contacts:    Pat Sheaffer, Chairman/C.E.O., 360-693-6650
             Ron Wysaske, President/C.O.O., 360-693-6650

    RIVERVIEW BANCORP PROFITS INCREASE 47% TO $2.2 MILLION FOR FIRST FISCAL
    -----------------------------------------------------------------------
                      QUARTER AS REVENUES INCREASE 31%
                      --------------------------------

Vancouver, WA - July 20, 2004 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported strong loan and deposit growth and a substantial asset sale contributed to a 47% increase in net income for the first fiscal quarter ended June 30, 2004. Net income for the quarter grew to $2.2 million, or $0.45 per diluted share, compared to $1.5 million, or $0.34 per diluted share in the like quarter a year ago.

"Over the past year we have continued to grow our balance sheet by attracting new deposits and building our loan portfolio to reflect more of a commercial loan mix. The success of these initiatives, coupled with the continuing benefits from our acquisition of Today's Bancorp, has energized the entire organization and generated double digit profit growth," said Pat Sheaffer, Chairman and CEO. "To share our success with shareholders, we recently increased our quarterly cash dividend 11% to $0.155 per share."

First quarter revenues (net interest income before the provision for loan losses + non-interest income) increased 31% to $8.2 million for the quarter, compared to $6.2 million in the first fiscal quarter last year. Net interest income before the provision for loan losses increased 20% to $5.6 million for the quarter, compared to $4.6 million for the like quarter last fiscal year.

For the fiscal first quarter, net interest income after provision for loan losses grew 19% to $5.4 million, compared to $4.6 million for the like quarter a year ago. For the quarter, the net interest margin was 4.90% compared to 4.87% in the previous quarter and 4.95% for the first fiscal quarter last year.

"In the first quarter, we announced the sale and leaseback of the Camas branch and operations center. We made this decision because our operations departments, which worked out of the Camas branch, were at capacity and running out of space. We plan to use the proceeds from the sale to expand our operations departments in another facility in Southwest Washington. The Camas branch will continue to operate as it has for the past 30 years at this location," said Sheaffer. Fiscal first quarter non-interest income increased 63% to $2.6 million, compared to $1.6 million in the like quarter a year ago. This increase was largely due to the $828,000 pre-tax gain on the sale of the Camas branch and operations center, which contributed approximately $0.11 per diluted share to earnings.

"Primarily due to the added personnel that came to us through the Today's Bank acquisition last July, fiscal first quarter, non-interest expense was $4.8 million compared to $3.9 million a year earlier," said Sheaffer. Net of intangible amortization, the efficiency ratio improved to 57.54% for the quarter, compared to 62.03% in the fourth fiscal quarter of 2004 and 59.90% in 2004's first fiscal quarter.

Total assets increased 17% to $515 million at June 30, 2004 compared to $440 million a year earlier. Deposits grew 18% to $403 million compared to $340 million at June 30, 2003. Shareholders' equity increased 20% to $66 million and book value grew 10% to $13.83 per share over the 12-month period.

                                   (more)

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Riverview Bancorp, Inc.
July 20, 2003
Page 2

"Our loan portfolio continued to grow at double digit rates compared to year ago levels," said Ron Wysaske, President and COO. "The acquisition brought substantial growth to our commercial loan portfolio. Commercial and commercial real estate loans have increased 72% from a year ago and now account for 58% of the loan portfolio, compared to 43% of the portfolio at June 30, 2003." Net loans at June 30, 2004, increased 29% to $382 million, compared to $296 million at June 30, 2003. Single family lending represents just 12% of Riverview's loan portfolio.

Credit quality remains high, as non-performing assets were 0.34% of total assets at June 30, 2004, a 5 basis point improvement from 0.39% of total assets at March 31, 2004. The allowance for loan losses remained steady at $4.5 million or 1.16% of total net loans outstanding at June 30, 2004.

Riverview's profitability measures improved as annualized return on average assets reached 1.74% and annualized return on average equity was 13.32% in the first quarter of fiscal 2005 compared to 1.47% and 10.77% for the same period a year ago.

Riverview Bancorp will host a conference call today, Tuesday, July 20th, at 8:00 a.m. PDT, to discuss first fiscal quarter results. The conference call can be accessed live by telephone at 303-262-2211. To listen to the call online go to www.actioncast.acttel.com and use event ID 23320. An archived recording of the call can be accessed by dialing 303-590-3000 access code 11001327# until Tuesday, July 27, 2004 or via the internet at www.actioncast.acttel.com and use event ID 23320.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. It is the parent company of the 81 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 13 Southwest Washington branches, including nine in Clark County - the second fastest growing county in the state - and one lending center. The bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the Today's Bancorp acquisition and efficiently manage expenses, competitive factors, interest rate fluctuations, regional economic conditions and government and regulatory actions.
Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.



                                 (tables follow)

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Riverview Bancorp, Inc.
July 20, 2004
Page 3

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
June 30, 2004, MARCH 31, 2004 and June 30, 2003


(In thousands, except share data)             June 30,   March 31,   June 30,
(Unaudited)                                      2004        2004       2003
------------------------------------------------------------------------------

ASSETS

Cash (including interest-earning accounts
 of $17,235, $32,334 and $68,484)            $ 37,341    $ 47,907   $ 88,939
Loans held for sale                               821         407      1,308
Investment securities available for sale,
 at fair value (amortized cost of $32,713,
 $32,751 and $20,292)                          32,079      32,883     19,745
Mortgage-backed securities held to maturity,
 at amortized cost (fair value of $2,488,
 $2,591 and $3,123)                             2,448       2,517      3,087
Mortgage-backed securities available for
 sale, at fair value (amortized cost of
 $14,386, $10,417 and $9,825)                  14,303      10,607     10,109
Loans receivable (net of allowance for loan
 losses of $4,489, $4,481 and $2,793)         382,057     381,127    296,451
Real estate owned                                 460         742        445
Prepaid expenses and other assets               3,604       1,289      1,033
Accrued interest receivable                     1,705       1,786      1,418
Federal Home Loan Bank stock, at cost           6,078       6,034      5,706
Premises and equipment, net                     8,618       9,735      9,497
Deferred income taxes, net                      3,089       2,736      1,607
Mortgage servicing rights, net                    601         624        481
Goodwill                                        9,214       9,214
Core deposit intangible, net                      678         758        287
Bank owned life insurance                      12,275      12,121          -
                                             --------    --------   --------

TOTAL ASSETS                                 $515,371    $520,487   $440,113
                                             ========    ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposit accounts                           $402,632    $409,115   $340,036
  Accrued expenses and other liabilities        6,402       5,862      4,853
  Advance payments by borrowers for taxes
   and insurance                                   94         328         60
  Federal Home Loan Bank advances              40,000      40,000     40,000
                                             --------    --------   --------
Total liabilities                             449,128     455,305    384,949

SHAREHOLDERS' EQUITY:
  Serial preferred stock, $.01 par value;
   250,000 authorized, issued and
   outstanding, none                                -           -          -
  Common stock, $.01 par value; 50,000,000
   authorized, issued and outstanding:
   June 30, 2004 - 4,986,979 issued,
   4,789,911 outstanding;
   March 31, 2004 - 4,974,979 issued,
   4,777,911 outstanding
   June 30, 2003 - 4,602,535 issued,
   4,375,696 outstanding                           50          50         46
  Additional paid-in capital                   40,427      40,187     33,777
  Retained earnings                            27,786      26,330     23,275
  Unearned shares issued to employee
   stock ownership trust                       (1,547)     (1,598)    (1,753)
  Unearned shares held by the management
   recognition and development plan                 -           -         (7)
  Accumulated other comprehensive
   income (loss)                                 (473)        213       (174)
                                             --------    --------   --------
     Total shareholders' equity                66,243      65,182     55,164
                                             --------    --------   --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $515,371    $520,487   $440,113
                                             ========    ========   ========


                                    (more)

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Riverview Bancorp, Inc.
July 20, 2004
Page 4

RIVERVIEW BANCORP, INC. AND SUBSIDIARY                    Three Months Ended
Consolidated Statements of Income                              June 30,
(In thousands, except share data)   (Unaudited)           2004        2003
------------------------------------------------------------------------------

INTEREST INCOME:
  Interest and fees on loans receivable                $   6,626    $   5,669
  Interest on investment securities                          168           67
  Interest on mortgage-backed securities                     160          181
  Other interest and dividends                               139          214
                                                       ---------    ---------

    Total interest income                                  7,093        6,131
                                                       ---------    ---------

INTEREST EXPENSE:
  Interest on deposits                                     1,043        1,009
  Interest on borrowings                                     496          495
                                                       ---------    ---------

    Total interest expense                                 1,539        1,504
                                                       ---------    ---------

    Net interest income                                    5,554        4,627

Less provision for loan losses                               140           70
                                                       ---------    ---------

    Net interest income after
    provision for loan losses                              5,414        4,557
                                                       ---------    ---------

NON-INTEREST INCOME:
  Fees and service charges                                 1,170        1,173
  Asset management fees                                      272          223
  Gain on sale of loans held for sale                        175          304
  Loan servicing income (expense)                             19         (108)
  Gain on sale of land and fixed assets                      828            -
  Bank owned life insurance                                  154            -
  Other                                                       22           24
                                                       ---------    ---------

    Total non-interest income                              2,640        1,616
                                                       ---------    ---------

NON-INTEREST EXPENSE:
  Salaries and employee benefits                           2,646        2,249
  Occupancy and depreciation                                 773          586
  Data processing                                            249          204
  Amortization of core deposit intangible                     81           82
  Advertising and marketing expense                          251          269
  FDIC insurance premium                                      15           12
  State and local taxes                                      153           94
  Telecommunications                                          64           48
  Professional fees                                          123           89
  Other                                                      477          302
                                                       ---------    ---------
    Total non-interest expense                             4,832        3,935
                                                       ---------    ---------

INCOME BEFORE FEDERAL INCOME TAXES                         3,222        2,238

PROVISION FOR FEDERAL INCOME TAXES                         1,023          738
                                                       ---------    ---------

NET INCOME                                             $   2,199    $   1,500
                                                       =========    =========

Earnings per common share:
  Basic                                                $    0.46    $    0.34
  Diluted                                                   0.45         0.34
Weighted average number of shares outstanding:
  Basic                                                4,790,785    4,371,380
  Diluted                                              4,864,583    4,442,363

                                    (more)

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Riverview Bancorp, Inc.
July 20, 2004
Page 5

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)

                                        AT OR FOR THE
                                        THREE MONTHS        AT OR FOR THE
                                            ENDED             YEAR ENDED
                                        JUNE 30, 2004       MARCH 31, 2004
                                        -------------       --------------
                                     (Dollars in thousands, except share data)

FINANCIAL CONDITION DATA
------------------------

Average interest-earning assets           $ 458,378            $ 443,525
Average interest-bearing liabilities        375,594              361,984
Net average earning assets                   82,784               81,541
Non-performing assets                         1,730                2,043
Non-performing loans                          1,270                1,301
Allowance for loan losses                     4,489                4,481
Average interest-earning assets to
 average interest-bearing liabilities        122.04%              122.53%
Allowance for loan losses to
 non-performing loans                        353.46%              344.43%
Allowance for loan losses to net loans         1.16%                1.16%
Non-performing loans to total net loans        0.33%                0.34%
Non-performing assets to total assets          0.34%                0.39%
Shareholders' equity to assets                12.85%               12.52%
Number of banking facilities                     14                   14


                                                   AT OR FOR THE
                                                THREE MONTHS ENDED
                                                     JUNE 30,
                                                -------------------

SELECTED OPERATING DATA                           2004       2003
-----------------------                         --------   --------
                                     (Dollars in thousands, except share data)
Efficiency ratio (4)                              58.97%     63.03%
Efficiency ratio net of intangible amortization   57.54%     59.90%
Coverage ratio net of intangible amortization    116.90%    120.09%
Return on average assets (1)                       1.74%      1.47%
Return on average equity (1)                      13.32%     10.77%
Net interest margin                                4.90%      4.95%


PER SHARE DATA
--------------

Basic earnings per share (2)                   $   0.46   $   0.34
Diluted earnings per share (3)                     0.45       0.34
Book value per share (2)                          13.83      12.61
Tangible book value per share (2)                 11.64      12.43
Market price per share:
  High for period                                21.000     18.300
  Low for the period                             19.490     16.300
  Close for period end                           20.730     18.300
Cash dividends declared per share                 0.155      0.140

Average number of shares outstanding:
  Basic (2)                                   4,790,785  4,371,380
  Diluted (3)                                 4,864,583  4,442,363


(1) Amounts are annualized.
(2) Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income plus non-interest income.

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